UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 19, 2013
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2013, First Niagara Financial Group, Inc. (the “Company”) announced that its Board of Directors, at its regularly scheduled March 19th meeting, appointed Gary M. Crosby, 59, to serve as interim President and Chief Executive Officer. Mr. Crosby currently is Executive Vice President and Chief Administrative and Operations Officer of First Niagara. The appointment of Mr. Crosby follows the mutually agreed upon departure of John R. Koelmel, as First Niagara's President, Chief Executive Officer and Director, effective immediately.

In connection with his appointment as interim CEO, the Board of Directors approved changes to the terms of Mr. Crosby's compensation, as follows: Mr. Crosby will receive a base salary of $655,000, a target annual incentive award opportunity for calendar year 2013 of 85% of base salary, and an annual target long-term incentive award opportunity for calendar year 2013 of $1,000,000. He will also receive a monthly cash fee of $25,000 for each month during his term as interim CEO and, as soon as practicable following his appointment as interim CEO, he will receive a grant of Company restricted stock with a grant date fair value of $1,000,000, which will vest on the third anniversary of the grant date, subject to the terms of the applicable award agreement and long-term incentive plan. Mr. Crosby will also receive a $1,000,000 cash bonus after the completion of his term as interim CEO. The Board of Directors also approved enhancements to the severance benefits and change in control severance protections to which Mr. Crosby is currently entitled under the Company's Executive Severance Plan, effective as of October 23, 2006, and his Change in Control Agreement with the Company. The cash severance benefits Mr. Crosby would be eligible to receive upon a qualifying termination of employment were increased to the greater of 200% of his base salary plus his target annual bonus or 300% of his base salary, subject to his execution and non-revocation of a general release of claims. The cash severance benefits Mr. Crosby would be entitled to receive upon a qualifying termination following a change in control of the Company were increased to 300% of the sum of his base salary and target annual bonus. The Company expects to enter into an agreement with Mr. Crosby reflecting the foregoing terms.

Mr. Koelmel's departure will be deemed to be a termination by the Company for reasons other than for cause under the terms of the Company's Amended and Restated CEO Executive Severance Plan, effective as of February 20, 2007 (the “CEO Severance Plan”), and he will receive the benefits he is entitled to under the CEO Severance Plan for such a termination. As of the date of his resignation, Mr. Koelmel met the definition of retirement under the Company's annual incentive plan and long-term incentive plans and he will receive a pro-rated annual incentive award and his outstanding equity-based awards will vest to the extent provided for under the terms of the applicable award agreement and long-term incentive plan.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits

(a)	Exhibits.

Exhibit No.    Description

99.1        Press release dated March 19, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: March 20, 2013	By:/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)